UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14A-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Specialty Underwriters’ Alliance, Inc.

(Name of Registrant as Specified In Its Charter)

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April 21, 2009
Dear Fellow Stockholders:
     We previously sent you proxy materials and a WHITE proxy card relating to the upcoming Annual Stockholders’ Meeting of Specialty Underwriters’ Alliance, Inc. (“SUA” or the “Company”). No matter how many shares you own, it is very important that you be represented at the Annual Meeting. You have likely also received a gold proxy card from Hallmark Financial Services, Inc. (“Hallmark”), asking you to support its nominees in what we believe is an attempt by Hallmark to gain effective control of SUA without adequately compensating all of SUA’s stockholders.
     We are extremely pleased that Glass Lewis & Co., a leading independent proxy advisor to a large number of the world’s largest institutional investors, has very recently issued its recommendation to SUA’s stockholders to REJECT Hallmark’s nominees.
AS YOU WILL SEE BELOW, HALLMARK’S MATERIALS ARE FULL OF HALF-TRUTHS AS WELL AS OUTRIGHT INACCURACIES:
With regard to a takeover proposal made by Hallmark last year, Hallmark has stated “SUA’s Board rejected Hallmark’s proposal and refused to enter into discussions with Hallmark.”
THE TRUTH:
•	SUA’S BOARD DELIBERATED FULLY WITH ITS LEGAL AND FINANCIAL ADVISORS IN 2008 AND DETERMINED THE OFFER WAS WELL BELOW MARKET FOR INSURANCE ACQUISITIONS.

•	THIS SENTIMENT WAS UNANIMOUSLY SUPPORTED BY THE MANY STOCKHOLDERS WE VISITED AFTER THE DECISION IN 2008.

•	THE COMPANY’S SENIOR MANAGEMENT HAS MET WITH HALLMARK DURING 2008 AND 2009 AT HALLMARK’S REQUEST.

•	FOUR OF SUA’S INDEPENDENT DIRECTORS HAVE MET WITH HALLMARK’S CHAIRMAN, MARK SCHWARZ, AND CEO, MARK MORRISON, TO HEAR THEIR PERSPECTIVES AND POSITIONS.

•	OUR BOARD WILL CONTINUE TO CONSIDER WHETHER A SALE OR MERGER WILL BEST INCREASE VALUE FOR OUR STOCKHOLDERS AS COMPARED TO ORGANIC GROWTH.

•	WE BELIEVE ANY SALE OR MERGER TRANSACTION SHOULD RECOGNIZE THE LONG-TERM POTENTIAL OF THE SUA BUSINESS PLATFORM.
222 S. Riverside Plaza, Suite 1600 ◆ Chicago, IL 60606-6001 ◆ 312.277.1652 ◆ fax: 877.782.2098 ◆ www.suainsurance.com

Hallmark tells you it believes that “SUA needs improved corporate governance.”
THE TRUTH:
•	RISKMETRICS GROUP RATES SUA AS HAVING A BETTER CORPORATE GOVERNANCE QUOTIENT (“CGQ”) THAN 83.1% OF RATED INSURANCE COMPANIES.

•	HALLMARK’S CGQ IS BETTER THAN JUST 31.4% OF INSURANCE COMPANIES.

•	THE STRATEGIC REVIEW COMMITTEE OF SUA (COMPOSED SOLELY OF INDEPENDENT DIRECTORS) PROACTIVELY REVIEWS SUA’S PROSPECTS AND STRATEGIC ALTERNATIVES WITH THE INTERESTS OF ALL SUA STOCKHOLDERS IN MIND — NOT JUST THE INTERESTS OF HALLMARK FINANCIAL.
Hallmark accuses SUA of entering into change of control and employment agreements with its senior management as a defensive measure and reaction to their initial indication of interest in merging with SUA.
THE TRUTH:
•	OUR COMPENSATION COMMITTEE (COMPRISED OF INDEPENDENT BOARD MEMBERS) CONDUCTED A COMPREHENSIVE REVIEW OF OUR OFFICER COMPENSATION DURING CALENDAR 2007 WITH THE ASSISTANCE OF F.W. COOK, A NATIONALLY RECOGNIZED COMPENSATION CONSULTANT.

•	OUR COMPENSATION COMMITTEE RE-NEGOTIATED EXISTING EMPLOYMENT AGREEMENTS DURING 2007 AND EARLY 2008 AND APPROVED THE REVISED AGREEMENTS MORE THAN TWO MONTHS PRIOR TO HALLMARK’S WRITTEN OFFER (A MERE FOUR DAYS AFTER HALLMARK RAISED THE POSSIBILITY OF A BUSINESS COMBINATION).

•	POTENTIAL SEVERANCE PAYMENTS UNDER THE NEW AGREEMENTS ARE LESS THAN THOSE PROVIDED FOR IN THE INITIAL EMPLOYMENT AGREEMENTS THAT WERE IN PLACE WHEN THE COMPANY WENT PUBLIC.
Hallmark claims that SUA has performed well below the industry and its peers.
THE TRUTH:
•	SUA WENT PUBLIC IN LATE 2004 AND, DESPITE TOUGH ECONOMIC TIMES, HAS MADE CONSIDERABLE STRIDES TO GROW ITS BUSINESS.

•	IN FACT, OVER THE PAST THREE YEARS:
•	SUA’S BOOK VALUE GROWTH HAS AVERAGED 9.2% ANNUALLY.

•	SUA’S AVERAGE RETURN ON EQUITY HAS BEEN 7.6%.

•	SUA’S STOCK PRICE HAS BEATEN THE S&P 500 P&C INSURANCE INDEX.
222 S. Riverside Plaza, Suite 1600 ◆ Chicago, IL 60606-6001 ◆ 312.277.1652 ◆ fax: 877.782.2098 ◆ www.suainsurance.com

Hallmark compares our expense ratios to the industry and points out that they are high.
THE TRUTH :
•	OUR LOSS RATIOS ARE APPROXIMATELY 10% LOWER THAN THE INDUSTRY.[1]

•	A MORE APPROPRIATE MEASUREMENT IS OUR COMBINED RATIO (EXPENSE AND LOSS RATIO), WHICH HAS AVERAGED BETTER THAN THE INDUSTRY OVER THE LAST THREE YEARS.[1]
HALLMARK IS ASKING YOU TO ELECT ITS NOMINEES WHEN THEY BRING NO EXPERIENCE THAT IS NOT ALREADY PRESENT ON YOUR BOARD.
BESIDES ITS STATED GOAL OF ACQUIRING SUA, HALLMARK HAS PRESENTED YOU WITH NO PLAN AS TO WHAT IT BELIEVES THE COMPANY SHOULD DO DIFFERENTLY.
Send a message to Hallmark. Discard any gold proxy card you receive. Please do not return the gold proxy card, even to vote against the Hallmark nominees. Doing so will override any previous vote you have cast for your current Board’s nominees.
Please support your Company and vote your shares today.
Thank you for your time and attention.
Sincerely,
Your Board of Directors

[1]	Based on SNL Financial, Inc. P&C Industry Data.
222 S. Riverside Plaza, Suite 1600 ◆ Chicago, IL 60606-6001 ◆ 312.277.1652 ◆ fax: 877.782.2098 ◆ www.suainsurance.com

If you have questions or need assistance voting your shares, please call:
The Altman Group, Inc.
1200 Wall Street West, 3rd Floor
Lyndhurst, NJ 07071
Toll Free at: (866) 620-5668
or
(201) 806-7300
•	Even if you have previously signed a gold proxy card, you should sign, date and return the enclosed WHITE PROXY CARD. You have the right to change your vote and only the latest dated proxy counts.

•	Please do not send back any gold proxy card you receive, even to vote against the Hallmark candidates. Doing so will cancel any prior vote you cast for your board. Please return only the WHITE PROXY CARD.
If you hold your shares in a brokerage or bank account (in “street name”), your broker or bank cannot vote your shares this year (as it has in past routine annual meetings) unless you complete, sign and return the enclosed WHITE PROXY CARD.
222 S. Riverside Plaza, Suite 1600 ◆ Chicago, IL 60606-6001 ◆ 312.277.1652 ◆ fax: 877.782.2098 ◆ www.suainsurance.com